Exhibit 99.5

Neurocrine Announces Proposed Convertible Senior Notes Offering

San Diego, CA— (PRNewswire)—April 25, 2017—Neurocrine Biosciences, Inc. (NASDAQ: NBIX) today announced its intention to offer, subject to market and other conditions, $450.0 million aggregate principal amount of convertible senior notes due 2024 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Neurocrine also expects to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $67.5 million aggregate principal amount of notes.

The notes will be senior unsecured obligations of Neurocrine and will accrue interest payable semiannually in arrears. The notes will be convertible in certain circumstances into cash, shares of Neurocrine’s common stock, or a combination of cash and shares of Neurocrine’s common stock, at Neurocrine’s election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of the pricing of the offering.

Neurocrine intends to use the net proceeds from the offering for general corporate purposes, which may include commercialization expenses, clinical trial and other research and development expenses, capital expenditures, working capital and general and administrative expenses.

The offer and sale of the notes and the shares, if any, issuable upon conversion of the notes have not been and will not be registered under the Securities Act or applicable state securities laws, and the notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any shares issuable upon conversion of the notes, nor shall there be any sale of the notes or such shares, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Neurocrine Biosciences

Neurocrine Biosciences is a San Diego based biotechnology company focused on neurologic, psychiatric and endocrine related disorders. In April of 2017 the FDA approved INGREZZATM (valbenazine) capsules for the treatment of adults with tardive dyskinesia (TD). INGREZZA is a novel, selective vesicular monoamine transporter 2 (VMAT2) inhibitor, and is the first and only FDA-approved product indicated for the treatment of adults with TD. We market INGREZZA in the United States. The Company’s three late-stage clinical programs are: elagolix, a gonadotropin-releasing hormone antagonist for women’s health that is partnered with AbbVie Inc.; opicapone, a novel, once-daily, peripherally-acting, highly-selective catechol-o-methyltransferase inhibitor under investigation as adjunct therapy to levodopa in Parkinson’s patients; and INGREZZA™ (valbenazine), a novel, once-daily, selective VMAT2 inhibitor under investigation for the treatment of Tourette Syndrome.

Forward-Looking Statements

In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to Neurocrine’s expectations regarding the completion, timing and size of its proposed offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions, whether Neurocrine will offer the notes or be able to consummate the proposed offering at the anticipated size or on the anticipated terms, or at all, the satisfaction of closing conditions related to the proposed offering, as well as risks and uncertainties associated with Neurocrine’s business and finances in general, and the other risks described in Neurocrine’s annual report on Form 10-K for the year ended December 31, 2016. Neurocrine undertakes no obligation to update the statements contained in this press release after the date hereof.

Contact Information

For further information contact:

Investor Relations

Neurocrine Biosciences, Inc.

Jane Sorensen

858-617-7600

ir@neurocrine.com